AXA FINANCIAL, INC.

 RECONCILIATION OF AXA US LIFE & SAVINGS CONTRIBUTION TO AXA GROUP IFRS REVENUES
          WITH CONSOLIDATED AXA FINANCIAL, INC. PREMIUMS UNDER US GAAP
                                  (in millions)

                                                                                                            YTD DECEMBER
                                                                                                   ----------------------------
                                                                                                     2005                2006
CONTRIBUTION TO IFRS REVENUES PER AXA PRESS RELEASE                          IN EURO

        Gross Premiums                                                                                   13,041          14,605
        Other Revenues (A)                                                                                  899             784
                                                                                                   ------------     -----------
                                                                                                         13,940          15,389


                                                                                                   =============    ============
                                     Average exchange rate  US$1.00 =                                   0.80300         0.79600
                                                                                                   =============    ============

                                                                             IN US$                      17,360          19,333

Reconciling Items:

calc     Less:   Other Revenues (A)                                                                      (1,120)           (985)
         Less:   Deposits from Universal life and investment-type product policy fee income (B)         (14,157)        (16,295)
         Less:   Reinsurance ceded premiums  (C)                                                           (437)           (476)
         Add:    Others (D)                                                                                   3               4
                                                                                                   ------------     -----------
                                     Total Reconciling items                                            (15,712)        (17,752)
                                                                                                   ------------     -----------


CONSOLIDATED AXA FINANCIAL, INC. US GAAP PREMIUMS                            $                            1,649           1,582
                                                                                                   ============     ===========

(A) Represents fees received from servicing and advisory business and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B) Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C) Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
(D) Represents Pension fee income and intercompany Reinsurance Assumed Premiums that are excluded from premiums for IFRS reporting